Exhibit 99(a)

Household Finance Corporation
Household Automotive Trust V   (2000-2)
---------------------------------------


Original Principal Class A
   Class A-1                             143,000,000
   Class A-2                             157,000,000
   Class A-3                             172,000,000
   Class A-4                             183,211,000
Number of Class A Bonds (000's)
   Class A-1                                 143,000
   Class A-2                                 157,000
   Class A-3                                 172,000
   Class A-4                                 183,211


Distribution Date                                                  2002 Totals
Days

CLASS A
Class A-1 Principal Distribution                                            0.00
Class A-1 Interest Distribution                                             0.00

Class A-2 Principal Distribution                                   23,996,095.09
Class A-2 Interest Distribution                                       209,644.04

Class A-3 Principal Distribution                                  120,038,555.47
Class A-3 Interest Distribution                                     8,920,565.20

Class A-4 Principal Distribution                                            0.00
Class A-4 Interest Distribution                                    13,612,577.28